Exhibit 99.1

INVESTORS TITLE COMPANY ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

     Contact:  Elizabeth B. Lewter
August 7, 2023
Telephone:  (919) 968-2200
        Nasdaq Symbol:  ITIC
FOR IMMEDIATE RELEASE:

Chapel Hill, NC – Investors Title Company today announced results for the second quarter ended June 30, 2023. The Company reported net income of $7.6 million, or $4.00 per diluted share, for the three months ended June 30, 2023, compared to $2.3 million, or $1.20 per diluted share, for the prior year period.

Revenues decreased 17.8% to $58.3 million, compared with $70.9 million for the prior year quarter, primarily as a result of decreases in the Company’s title insurance business, partially offset by increases in investment income.  The reduction in title insurance revenues is attributable to an overall decline in the level of real estate transaction volumes resulting from higher average mortgage interest rates and ongoing housing inventory constraints, and was partially offset by increases in like-kind exchanges, net investment gains, and interest income.  Net investment gains increased due to changes in the estimated fair value of equity security investments and net realized gains on the sale of investments.

Operating expenses decreased 28.7% compared to the prior year period, primarily due to reductions in expenses which fluctuate with title insurance volume. Commissions to agents declined by $13.2 million, commensurate with the decrease in agent premium volume.  Personnel expenses declined by $2.4 million, and other expenses were down $3.8 million, mainly due to a decline in title and service fees, premium-related taxes and licensing, and professional services.  The provision for claims and office and technology expenses remained relatively consistent with the prior year period.

Income before income taxes increased to $9.8 million for the current quarter, versus $3.0 million in the prior year period.  Excluding the impact of net investment gains (losses), adjusted income before income taxes (non-GAAP) decreased 33.1% to $8.8 million for the second quarter, versus $13.1 million in the prior year period (see Appendix A for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure).

For the six months ended June 30, 2023, net income increased $302 thousand to $8.8 million, or $4.62 per diluted share, versus $8.5 million, or $4.45 per diluted share, for the prior year period.  Revenues decreased 21.6% to $109.7 million, compared with $139.9 million for the prior year period.  Operating expenses decreased 23.9% to $98.3 million, compared to $129.2 million for the prior year period.  Overall results for the year-to-date period have been shaped predominantly by the same factors that affected the second quarter.

Chairman J. Allen Fine commented, “I am pleased to report improvement in our revenues from the first quarter.  Overall, the real estate environment has continued to face several headwinds, including elevated mortgage interest rates and a very low inventory of homes for sale.  Despite these challenges, we managed to deliver a pre-tax profit margin of nearly 17% for the second quarter, as a result of expense management initiatives, higher investment earnings, and growth in revenue from non-title services.

“Regardless of current market conditions, the strength of our balance sheet affords flexibility in the execution of our business strategy.  We continue to pursue opportunities to expand our presence, enhance operational capabilities, and position ourselves for profitable growth over the full real estate cycle.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies.  The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Cautionary Statements Regarding Forward-Looking Statements
Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of words such as “plan,” expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “should,” “could,” “would,” and other expressions that indicate future events and trends.  Such statements include, among others, any statements regarding the Company’s expected performance for this year,  future home price fluctuations, changes in home purchase or refinance demand, activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, development in housing affordability, wages, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results.  Such risks and uncertainties include, without limitation:  the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulations; changes in the economy; the impact of inflation and responses by government regulators, including the Federal Reserve, such as increases in interest rates; the impact of the COVID-19 pandemic (including any of its variants) on the economy and the Company’s business; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission, and in subsequent filings.

# # # #

Investors Title Company and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Net premiums written	$44,005	$69,626	$82,971	$132,751
Escrow and other title-related fees	4,604	6,247	8,259	11,325
Non-title services	4,565	2,798	9,877	5,210
Interest and dividends	2,150	911	4,224	1,826
Other investment income	1,648	1,106	2,401	2,443
Net investment gains (losses)	1,092	(10,134)	1,535	(14,302)
Other	250	348	390	647
Total Revenues	58,314	70,902	109,657	139,900

Operating Expenses:
Commissions to agents	20,603	33,826	39,929	63,683
Provision for claims	991	1,310	2,059	1,486
Personnel expenses	18,548	20,898	39,368	42,152
Office and technology expenses	4,513	4,288	8,913	8,656
Other expenses	3,813	7,627	7,981	13,177
Total Operating Expenses	48,468	67,949	98,250	129,154

Income before Income Taxes	9,846	2,953	11,407	10,746

Provision for Income Taxes	2,261	674	2,641	2,282

Net Income	$7,585	$2,279	$8,766	$8,464

Basic Earnings per Common Share	$4.00	$1.20	$4.62	$4.46

Weighted Average Shares Outstanding – Basic	1,895	1,897	1,896	1,897

Diluted Earnings per Common Share	$4.00	$1.20	$4.62	$4.45

Weighted Average Shares Outstanding – Diluted	1,896	1,899	1,896	1,900

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2023 and December 31, 2022
(in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
Assets

Cash and cash equivalents	$26,184	$35,311

Investments:
Fixed maturity securities, available-for-sale, at fair value	58,452	53,989
Equity securities, at fair value	34,081	51,691
Short-term investments	114,857	103,649
Other investments	19,779	18,368
Total investments	227,169	227,697

Premiums and fees receivable	17,211	19,047
Accrued interest and dividends	949	872
Prepaid expenses and other receivables	11,523	11,095
Property, net	21,197	17,785
Goodwill and other intangible assets, net	16,927	17,611
Lease assets	6,830	6,707
Other assets	2,491	2,458
Current income taxes recoverable	—	1,174
Total Assets	$330,481	$339,757

Liabilities and Stockholders’ Equity

Liabilities:
Reserve for claims	$36,865	$37,192
Accounts payable and accrued liabilities	33,923	47,050
Lease liabilities	7,049	6,839
Current income taxes payable	586	—
Deferred income taxes, net	4,805	7,665
Total liabilities	83,228	98,746

Stockholders’ Equity:
Common stock – no par value (10,000 authorized shares; 1,891 and 1,897 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively, excluding in each period 292 shares of common stock held by the Company's subsidiary)	—	—
Retained earnings	247,092	240,811
Accumulated other comprehensive income	161	200
Total stockholders’ equity	247,253	241,011
Total Liabilities and Stockholders’ Equity	$330,481	$339,757

Investors Title Company and Subsidiaries
Direct and Agency Net Premiums Written
For the Three and Six Months Ended June 30, 2023 and 2022
(in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	%	2022	%	2023	%	2022	%
Direct	$15,776	35.9	$24,642	35.4	$28,490	34.3	$47,334	35.7

Agency	28,229	64.1	44,984	64.6	54,481	65.7	85,417	64.3

Total	$44,005	100.0	$69,626	100.0	$82,971	100.0	$132,751	100.0

Investors Title Company and Subsidiaries
Appendix A
Non-GAAP Measures Reconciliation
For the Three and Six Months Ended June 30, 2023 and 2022
(in thousands)
(unaudited)

Management uses various financial and operational measurements, including financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), to analyze Company performance.  This includes adjusting revenues to remove the impact of net investment gains and losses, which are recognized in net income under GAAP.  Net investment gains and losses include realized gains and losses on sales of investment securities and changes in the estimated fair value of equity security investments.  For the three and six months ended June 30, 2023, management has decided to exclude realized gains and losses on sales of investment securities in addition to changes in the estimated fair value of equity security investments for consistency with a similar change in the presentation in the Consolidated Statement of Operations.  The non-GAAP financial measures for prior year periods included in this Appendix have also been updated for consistency with this presentation.  Therefore adjusted revenues (non-GAAP) and adjusted income before income taxes (non-GAAP) below are not comparable with previously published non-GAAP financial measures for the Company.  Management believes that these measures are useful to evaluate the Company's internal operational performance from period to period because they eliminate the effects of external market fluctuations.  The Company also believes users of the financial results would benefit from having access to such information, and that certain of the Company’s peers make available similar information.  This information should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies.

The following tables reconcile non-GAAP financial measurements used by Company management to the comparable measurements using GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues
Total revenues (GAAP)	$58,314	$70,902	$109,657	$139,900
(Subtract) Add: Net investment (gains) losses	(1,092)	10,134	(1,535)	14,302
Adjusted revenues (non-GAAP)	$57,222	$81,036	$108,122	$154,202

Income before Income Taxes
Income before income taxes (GAAP)	$9,846	$2,953	$11,407	$10,746
(Subtract) Add: Net investment (gains) losses	(1,092)	10,134	(1,535)	14,302
Adjusted income before income taxes (non-GAAP)	$8,754	$13,087	$9,872	$25,048